CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Additional Information” in the Prospectus/Proxy Statement and to the incorporation by reference of our report on the financial statements of Lazard Retirement Series, Inc., in respect of Lazard Retirement Small Cap Portfolio, dated December 31, 2004, in this Pre-Effective Amendment No. 2 to the Registration Statement on Form N-14 of Lazard Retirement Series, Inc.

/s/ Anchin, Block & Anchin LLP
Anchin, Block & Anchin LLP

New York, New York
March 23, 2005